Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Transcat, Inc.
Rochester, NY

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-61665, 33-08779 and 333-109985) of Transcat, Inc. of our report dated May 17, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York
June 22, 2005